                                                                      EXHIBIT 21

                         CONNECTICUT WATER SERVICE, INC.

                                  SUBSIDIARIES

Following is a list of the subsidiaries of Connecticut Water Service, Inc., each of which, unless otherwise indicated, is wholly owned by the company either directly or through another subsidiary. Second-tier subsidiaries are listed under the name of the parent subsidiary.

NAME                                                      STATE OF INCORPORATION

REGISTRANT:

Connecticut Water Service, Inc.                           Connecticut

SUBSIDIARIES:

The Connecticut Water Company                             Connecticut
Chester Realty, Inc.                                      Connecticut
New England Water Utility Services, Inc.                  Connecticut
Connecticut Water Emergency Services, Inc.                Connecticut
The Unionville Water Company                              Connecticut
The Gallup Water Service, Incorporated                    Connecticut
Crystal Water Utilities Corporation                       Connecticut
         The Crystal Water Company of Danielson           Connecticut
Barnstable Holding Company                                Connecticut
         The Barnstable Water Company                     Massachusetts
         BARLACO                                          Massachusetts